                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                       FORM 8-K

                                   CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                       the Securities and Exchange Act of 1934



Date of Report (Date of earliest event reported): December 31, 1997
                                                  -----------------

                             Total Control Products, Inc.
                -----------------------------------------------------
                (Exact name of registrant as specified in its charter)




         Illinois                   333-18539                36-3209178
----------------------------       -----------           ------------------
(State or other jurisdiction       (Commission           (I.R.S. Employer
      of incorporation)            File number)          Identification No.)



2001 North Janice Avenue
Melrose Park, Illinois                               60160
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(Address of principal executive offices)           (Zip Code)



Registrant's telephone number, including area code:  (708) 345-5500
                                                     --------------



                   ----------------------------------------------------------
                   Former name or former address, if changed since last report


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Item 5.   OTHER EVENTS.

     On December 31, 1997, SPC Acquisition, Inc. ("Purchaser"), a wholly owned subsidiary of Total Control Products, Inc. (the "Registrant"), acquired substantially all of the assets of SensorPulse Corp., a Massachusetts corporation ("Sensor"), pursuant to the terms of an Asset Purchase Agreement among Sensor, Kevin Roach, Charles Harlfinger, Purchaser and Registrant. Subject to certain adjustments, the consideration paid by Purchaser consisted of 41,667 shares of common stock, no par value per share, of the Registrant, approximately $1.25 million in cash and a four year earn out based upon income growth in the business conducted by Sensor prior to the closing.

     A copy of the press release of the Registrant, dated January 2, 1998, is attached hereto as Exhibit 10.2 and is hereby incorporated by reference.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (c)  Exhibits

          10.1 Asset Purchase Agreement dated December 31, 1997 by and among the Registrant, SensorPulse Corp., Kevin Roach, Charles Harlfinger and SPC Acquisition, Inc.

          10.2 Press Release dated January 2, 1998.


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                                      SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 10, 1998       TOTAL CONTROL PRODUCTS, INC.


                              By: /s/Nic Gihl
                                  ------------------
                                    Name:   Nic Gihl
                                    Title:  President, Chief Executive Officer
                                            and Chairman


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                                        INDEX



Exhibit
Number    Description of Document
-------   -----------------------

10.1 Asset Purchase Agreement dated December 31, 1997 by and among the Registrant, SensorPulse Corp., Kevin Roach, Charles Harlfinger and SPC Acquisition, Inc.

10.2      Press Release dated January 2, 1998.